SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                          Date of Report: July 29, 2002


                             WORLD WIDE VIDEO, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


  COLORADO                         0-26235                   54-1921580
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(State or other                 (Commission                (IRS Employer
 Jurisdiction of                 File Number)             Identification No.)
 Incorporation)



                     102A N. MAIN STREET, CULPEPER, VA 22701
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                                    (Address)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (540)727-7551
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

          None.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

          None.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

          None.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          None.

ITEM 5. OTHER EVENTS

A Contract was awarded to a three party team, including World Wide Video, Inc. on 7/25/02 via the efforts of the Office of the Secretary of Defense and the U.S. Navy. The Prime and two teaming Partners one of which was World Wide Video, Inc. has been contracted to assess the use of commercial image compression technologies for tactical military operations. The compression deals with enhanced tactical image transmission over 64 kbps data paths. WWV's role includes the hardware architecture design, hardware production and final integration and test of the final prototype system.

The initial contract duration is for 6-10 months starting immediately. The key end result of this contract is a prototype airborne system for an existing large surveillance aircraft. This prototype system will be used to evaluate the use in a future remote piloted vehicle such as spy drone to send reliable enhanced compressed video back and forth between ground and aircraft. The System will include an advance forward-looking correction algorithm and black and white video compression technology.

First deliverable will be in July. World Wide Video, Inc. will receive approximately $100,000 for its initial efforts.

Potential follow on contracts include a limited production run of up to 253 mil spec airborne systems designed to fit into the new generation of remote piloted vehicles.

World Wide Video was chosen based on the company's superior technological advancements and engineering expertise.


ITEM 6. RESIGNATION AND APPOINTMENT OF DIRECTORS

          None.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

          Financial Statements:                             None
          Consolidated Pro Forma Financial Statements:      None
          Exhibits:                                         None

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the Undersigned thereunto duly authorized.

Date: July 29, 2002
                                        World Wide Video, Inc.

                                        By:/s/John G. Perry
                                        John G. Perry, President



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